EXHIBIT 2.3

                                    Annex 1

                            APPLE ORTHODONTIX, INC.

                              UNIFORM PROVISIONS
                                    FOR THE
                                  ACQUISITION
                                      OF
                              FOUNDING COMPANIES

      WORDS AND TERMS USED IN THESE UNIFORM PROVISIONS WHICH ARE DEFINED IN THE CONTRIBUTION AGREEMENT AMONG APPLE ORTHODONTIX, INC., , AND THE OWNERS NAMED THEREIN (CALLED THEREIN AND HEREIN "THIS AGREEMENT"), TO WHICH THESE UNIFORM PROVISIONS ARE ATTACHED AS ANNEX 1 ARE USED HEREIN AS DEFINED THEREIN.

                               TABLE OF CONTENTS

ARTICLE I ADDITIONAL DEFINITIONS...........................................  1
      Section 1.02 Additional Defined Terms................................  1
      Section 1.03 Other Definitional Provisions........................... 12
      Section 1.04 Captions................................................ 12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF EACH OWNER................... 12
      Section 3.02 Ownership and Status of Ownership Interest.............. 12
      Section 3.03 Power of the Owners; Approval of the Acquisition........ 13
      Section 3.04 No Conflicts or Litigation.............................. 13
      Section 3.05 No Brokers.............................................. 14
      Section 3.06 [Intentionally Deleted]................................. 14
      Section 3.07 Control of Related Business............................. 14

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
      THE OWNERS........................................................... 14
      Section 4.02 Qualification........................................... 14
      Section 4.03 Authorization: Enforceability; Absence of
                     Conflicts; Required Consents.......................... 14
      Section 4.04 Charter Documents and Records; No Violation............. 15
      Section 4.05 No Defaults............................................. 15
      Section 4.06 Seller Subsidiaries..................................... 16
      Section 4.07 Capital Stock of the Seller and the Seller
                     Subsidiaries.......................................... 16
      Section 4.08 Transactions in Capital Stock........................... 16
      Section 4.09 No Bonus Shares......................................... 17
      Section 4.10 Predecessor Status; Etc................................. 17
      Section 4.11 Related Party Agreements................................ 17
      Section 4.12 Litigation.............................................. 17
      Section 4.13 Financial Statements; Disclosure........................ 17
      Section 4.14 Compliance With Laws.................................... 18
      Section 4.15 Certain Environmental Matters........................... 18
      Section 4.16 Liabilities and Obligations............................. 19
      Section 4.17 Receivables............................................. 19
      Section 4.18 Owned and Leased Real Properties........................ 19
      Section 4.19 Owned and Leased Property, Plant and Equipment.......... 20
      Section 4.20 Proprietary Rights...................................... 21
      Section 4.21 Title to Other Properties............................... 21
      Section 4.22 Commitments............................................. 21
      Section 4.23 Capital Expenditures.................................... 23
      Section 4.24 Inventories............................................. 23
      Section 4.25 Insurance............................................... 23
      Section 4.26 Employee Matters........................................ 24
      Section 4.27 Compliance with ERISA, Etc.............................. 26

      Section 4.28 Taxes................................................... 28
      Section 4.29 Government Contracts.................................... 29
      Section 4.30 Absence of Changes...................................... 29
      Section 4.31 Bank Relations; Powers of Attorney...................... 31
      Section 4.32 Relations With Governments, Etc......................... 31
      Section 4.33 Preemptive and Other Rights; Waiver..................... 31
      Section 4.34 Reliance on Representatives............................. 31

ARTICLE V REPRESENTATIONS AND WARRANTIES OF APPLE ......................... 32
      Section 5.02 Organization; Power..................................... 32
      Section 5.03  Authorization; Enforceability; Absence of
                      Conflicts; Required Consents......................... 32
      Section 5.04 Charter Documents....................................... 33
      Section 5.06 Subsidiaries............................................ 33
      Section 5.07 Liabilities............................................. 33
      Section 5.08 Compliance With Laws; No Litigation..................... 34
      Section 5.09 No Brokers.............................................. 34
      Section 5.10 Private Placement Memorandum............................ 34

ARTICLE VI COVENANTS EXTENDING TO THE IPO CLOSING DATE..................... 34
      Section 6.02 Access and Cooperation; Due Diligence................... 34
      Section 6.03 Conduct of Business Pending Closing..................... 35
      Section 6.04 Prohibited Activities................................... 35
      Section 6.05 No Shop; Release of Directors........................... 37
      Section 6.06 [Intentionally Deleted]................................. 37
      Section 6.07 Notification of Certain Matters......................... 37
      Section 6.08 Supplemental Information................................ 38
      Section 6.09 Cooperation in Connection With the IPO.................. 38
      Section 6.10 Additional Financial Statements and Other Information... 39
      Section 6.11 Termination or Transfer of Plans........................ 39
      Section 6.12 [Intentionally Deleted]................................. 39
      Section 6.13 HSR Act Matters......................................... 39

ARTICLE VII    THE CLOSING AND CONDITIONS TO CLOSING AND
      CONSUMMATION......................................................... 40
      Section 7.02 Conditions to the Obligations of Each Party............. 40
      Section 7.03 Conditions to the Obligations of the Seller
                     and the Owners........................................ 42
      Section 7.04 Conditions to the Obligations of Apple ................. 43

ARTICLE VIII   COVENANTS FOLLOWING THE IPO CLOSING DATE.................... 44
      Section 8.02 Disclosure.............................................. 44
      Section 8.03 Preparation and Filing of Tax Returns................... 44
      Section 8.04 Directors............................................... 45
      Section 8.05 [Intentionally deleted]................................. 45
      Section 8.06 Access.................................................. 45

      Section 8.07 Licenses and Permits.................................... 45
      Section 8.08 Orthodontist Employment Agreement....................... 45

ARTICLE IX INDEMNIFICATION................................................. 45
      Section 9.02 Survival of Representations and Warranties.............. 45
      Section 9.03 Indemnification of Apple Indemnified Parties............ 46
      Section 9.04 Indemnification of Seller Indemnified Parties........... 47
      Section 9.05 Conditions of Indemnification........................... 47
      Section 9.06 Remedies Not Exclusive.................................. 49
      Section 9.07 Limitations on Indemnification.......................... 49

ARTICLE XI GENERAL PROVISIONS.............................................. 50
      Section 11.15 Treatment of Confidential Information.................. 50
      Section 11.16 Bulk Sales............................................. 51

                            THE UNIFORM PROVISIONS

                                   ARTICLE I

                            ADDITIONAL DEFINITIONS

      Section 1.02 ADDITIONAL DEFINED TERMS. These provisions constitute the Uniform Provisions of the Contribution Agreement by and between Apple and the Owner and, although in a separate document, are part of and are to be included in the Contribution Agreement. As used in this Agreement, the following terms have the meanings assigned to them below:

      "Acquisition Proposal" has the meaning specified in Section 6.05.

      "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

      "Apple Common Stock" means the common stock, par value $.01 per share, of Apple.

      "Apple Indemnified Party" means Apple and its Affiliates and each of their respective officers, directors, employees, agents, financial advisors and counsel; provided, however, that no Person who indemnifies Apple Indemnified Parties in this Agreement in his capacity as an Owner will be an Apple Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an Apple Indemnified Party for purposes of one or more of the Other Agreements.

      "Apple Indemnified Loss" has the meaning specified in Section 9.03.

      "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

      "Capital Stock" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

      "Cash Compensation" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Seller or any Seller Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Seller and each Seller Subsidiary to that employee or other natural person.

      "CERCLA" means the Comprehensive Environmental Response, Conservation, and Liability Act of 1980.

      "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, (a) the articles or certificate of formation, incorporation, organization or association (or the equivalent organizational documents) of that Entity, (b) the bylaws, limited liability company agreement or regulations or partnership agreement (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

      "Claim Notice" has the meaning specified in Section 9.05.

      "Closing" has the meaning specified in Section 7.01.

      "COBRA" means the Comprehensive Omnibus Budget Reconciliation Act of 1984.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

      "Current Balance Sheet" has the meaning specified in Section 1.01.

      "Current Balance Sheet Date" has the meaning specified in Section 1.01.

      "Current Date" means any day during the 20-day period ending on the date of the Closing.

      "Damage" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that Person.

      "Damage Claim" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

      "Derivative Securities" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury Capital Stock.

      "DGCL" means the General Corporation Law of the State of Delaware.

      "Election Period" has the meaning specified in Section 9.05.

      "Employee Policies and Procedures" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Seller or any Seller Subsidiary.

      "Employment Agreement" means at any time any (a) agreement to which the Seller or any Seller Subsidiary is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Seller or any Seller Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) agreement between the Seller or any Seller Subsidiary and any Person which arises from the sale of a business by that Person to the Seller or any Seller Subsidiary and limits that Person's competition with the Seller or any Seller Subsidiary.

      "Entity" means any sole proprietorship, corporation, professional association or corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

      "Environmental Laws" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-12) or hydrochlorofluorocarbons).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

      "ERISA Affiliate Pension Plan" has the meaning specified in Section 4.26.

      "ERISA Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

      "ERISA Group" means any "group of organizations" within the meaning of
Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA.

      "ERISA Pension Benefit Plan" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Final Prospectus" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so furnished is the "Final Prospectus."

      "Financial Statements" means the Initial Financial Statements and the other financial statements of the Seller and the Seller Subsidiaries, delivered to Apple pursuant to Section 6.10 prior to the IPO Closing Date.

      "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which (i) have been concurred in by Arthur Andersen LLP and (ii) have been or are applied on a basis consistent (except for changes concurred in by Arthur Andersen LLP) with the most recent audited Financial Statements delivered to Apple prior to the IPO Closing Date.

      "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

      "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

      "Governmental Requirement" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

      "Guaranty" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      "Immediate Family Member" of an Owner means at any time: (a) if that Owner is a natural person, any child or grandchild (by blood or legal adoption) or spouse of such Owner at that time, or any child of that spouse; and (b) if that Owner is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of that Entity), or any child of that spouse, of the ultimate beneficial owner or owners.

      "Indebtedness" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments,
(iii) in respect of Capital Leases or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

      "Indemnified Party" has the meaning specified in Section 9.05.

      "Indemnifying Party" has the meaning specified in Section 9.05.

      "Indemnity Notice" has the meaning specified in Section 9.05.

      "Information" means written information, including (a) data, certificates, reports and statements (excluding Financial Statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

      "IPO" means the first time after January 31, 1997 a registration statement filed under the Securities Act and respecting a primary offering by Apple of shares of Apple Common Stock (other than a registration statement respecting shares being offered pursuant to a Seller ERISA Benefit Plan or any Other Compensation Plan) is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by Apple (otherwise than pursuant to the exercise by the Underwriter of any over-allotment option).

      "IPO Closing Date" means the date on which Apple first receives payment for the shares of Apple Common Stock it sells to the Underwriter in the IPO.

      "IPO Price" means the price per share of Apple Common Stock which is set forth as the "price to public" on the cover page of the Final Prospectus.

      "IPO Pricing Date" means the date, if any, on which Apple and the Underwriter agree in the Underwriting Agreement to the price per share of Apple Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of Apple Common Stock from Apple on the IPO Closing Date.

      "IRS" means the Internal Revenue Service.

      "Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

      "Litigation" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

      "Material" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole.

      "Material Adverse Effect" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Seller and the Seller Subsidiaries considered as a whole (or after the IPO Closing Date, Apple) that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

      "Material Agreement" of an Entity means any contract or agreement (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and (b) which is Material to that Entity.

      "Minimum Cash Amount" has the meaning specified in Section 7.02.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414(f) of the Code or Section 3(37) of ERISA.

      "Organization State" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

      "Orthodontics" means providing services related to the movement and rearrangement of teeth.

      "Other Agreements" has the meaning specified in the Preliminary Statement in this Agreement.

      "Other Compensation Plan" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Seller or any Seller Subsidiary, or to which the Seller or any Seller Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Seller or any Seller Subsidiary, (a) including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or Derivative Securities of the Seller or any Seller Subsidiary, but (b) excluding all Seller ERISA Pension Plans and Employment Agreements.

      "Other Financing Sources" has the meaning specified in Section 7.02.

      "Other Transaction Documents" means the Other Agreements and the other written agreements, documents, instruments and certificates at any time executed pursuant to or in connection with the Other Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified or supplemented from time to time.

      "Owner means any Person who owns any ownership interest in, or is a member of, the Seller.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Investments" means at the time of purchase or other acquisition by the Seller or any Seller Subsidiary (a) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year,
(b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P or P-1 by Moody's and (c) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (A) that bank or trust company has a combined capital and surplus of at least $500,000,000 and (B) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A- by S&P or A3 by Moody's.

      "Permitted Liens" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens incurred in the ordinary course of that Person's business in connection with worker compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (c) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (d) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (e) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in Section 4.19 of the Disclosure Statement or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (f) Liens securing purchase money Indebtedness disclosed in Section 4.16 of the Disclosure Statement so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

      "Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

      "Plan" has the meaning specified in Section 4.27.

      "Private Placement Memorandum" means the Apple Private Placement Memorandum dated as of January 28, 1997 relating to the offer of Apple Common Stock in connection with the Acquisition.

      "Professional Codes" means any and all Governmental Requirements relating to the licensing or other regulation of the business of providing orthodontic care to patients.

      "Prohibited Transaction" means any transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

      "Property, Plant and Equipment" means at any time any property that then would be included and classified as property, plant and equipment on a consolidated balance sheet prepared in accordance with GAAP of the Seller and the Seller Subsidiaries.

      "Proprietary Rights" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights and (c), in the case of the Seller or any Seller Subsidiary, all agreements relating to the technology, know-how or processes used in any business of the Seller or any Seller Subsidiary.

      "Qualified Plans" has the meaning specified in Section 4.27.

      "RCRA" means the Resource Conservation and Recovery Act of 1976.

      "Registration Rights Agreement" means the registration rights agreement to be executed and delivered at the Closing by Apple and the Seller and each Owner, as applicable, electing to be parties thereto in the form of Exhibit 7.03(b)(iv), with the blanks appropriately filled.

      "Registration Statement" means the registration statement, including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments thereof and all supplements and exhibits thereto, filed by Apple with the SEC to register shares of Apple Common Stock under the Securities Act for public offering and sale in the IPO.

      "Returns" means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

      "Related Party Agreement" means any contract or other agreement, written or oral, (a) to which the Seller or any Seller Subsidiary is a party or is bound or by which any property of the Seller or any Seller Subsidiary is bound or may be subject and (b) (i) to which any Owner or any of that Owner's or the Seller's Related Persons or Affiliates also is a party, (ii) of which any Owner or any of that Owner's or the Seller's Related Persons or Affiliates is a beneficiary or
(iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

      "Related Person" of an Owner means: (a) if that Owner is a natural person,
(i) any Immediate Family Member of that Owner, (ii) any Estate of that Owner or any Immediate Family Member of that Owner, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Owner and (iv) any Entity the entire equity interest in which is owned by any one or more of that Owner and Related Persons of that Owner; and (b) if that Owner is an Entity, Estate or trust, (i) any Person who owns an equity interest in that Owner on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Owner or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Owner and Related Persons of that Owner. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that estate.

      "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

      "Reportable Event" means, with respect to any Seller ERISA Pension Plan,
(a) the occurrence of any of the events set forth in Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan, (b) any event requiring the Seller or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

      "Restricted Payment" means, with respect to any Entity at any time, any of the following effected by that Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933.

      "Security Agreement" has the meaning set forth in the Service Agreement.

      "Seller Commitment" has the meaning specified in Section 4.22.

      "Seller ERISA Benefit Plan" has the meaning specified in Section 4.26.

      "Seller ERISA Pension Plan" has the meaning specified in Section 4.26.

      "Seller Indemnified Loss" has the meaning specified in Section 9.04.

      "Seller Indemnified Party" means the Seller and each of his employees, agents and counsel.

      "Seller Subsidiary" means at any time any Entity that is a Subsidiary of the Seller at that time.

      "Solid Wastes, Hazardous Wastes or Hazardous Substances" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of the Seller or any Seller Subsidiary which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

      "S&P" means Standard and Poor's Rating Group.

      "Subsidiary" of any specified Person at any time, means any entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

      "Supplemental Information" has the meaning specified in Section 6.08.

      "Tax" or "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "Taxing Authority" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

      "Termination Event" means, with respect to any Seller ERISA Pension Plan,
(a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

      "Third Party Claim" has the meaning specified in Section 9.05.

      "Transaction Document" means this Agreement, the Registration Rights Agreement, the Service Agreement, the Security Agreement and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement (other than the Other Transaction Documents and the Underwriting Agreement), including those specified in Article VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

      "Underwriter" means collectively (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and (b) from and after the IPO Pricing Date, the investment banking firms parties to the Underwriting Agreement.

      "Underwriting Agreement" has the meaning specified in Section 7.02.

      "Welfare Plan" means an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

      Section 1.03 OTHER DEFINITIONAL PROVISIONS. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, CERCLA, ERISA, the Exchange Act, RCRA and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

      (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Addendum," "Annex" and "Exhibit" refer to Articles and Sections of, and Addenda, Annexes and Exhibits to, this Agreement unless otherwise specified.

      (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

      (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

      Section 1.04 CAPTIONS. Captions to Articles, Sections and subsections of, and Addenda, Annexes and Exhibits to, this Agreement or any other Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any other Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF EACH OWNER

      Section 3.02 OWNERSHIP AND STATUS OF OWNERSHIP INTEREST. Each Owner is the record and beneficial owner (or, if the Owner is a trust or the estate of a deceased natural person, the legal owner) of the shares of Seller Common Stock (in the case Seller is a corporation) or ownership interest (in the case Seller is a partnership) set forth opposite the Owner's name in Section 3.02 of the Disclosure Statement, free and clear of all Liens, except for the Liens accurately set forth in Section 3.02 of the Disclosure Statement, all of which will be released at or before the IPO Closing Date.

      Section 3.03 POWER OF THE OWNERS; APPROVAL OF THE ACQUISITION. (a) Each Owner has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Owner is a party and to perform the Owner's obligations in this Agreement and in all other Transaction Documents to which the Owner is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Owner's individual capacity and delivered by the Owner, will constitute, the legal, valid and binding obligation of the Owner, enforceable against the Owner in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Owner is an Entity, the Owner has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Owner of this Agreement and the other Transaction Documents to which the Owner is a party. If the Owner is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Owner and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Owner of this Agreement and the other Transaction Documents to which the Owner is a party have been duly taken.

      (b) Each Owner, acting in each capacity in which he is entitled, by reason of the Seller's Charter Documents or the Governmental Requirements of the Seller's Organization State or for any other reason, to vote to approve or disapprove the consummation of the Acquisition, has voted all Seller Common Stock or interests in Seller (as the case may be) owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Seller's Charter Documents or the Governmental Requirements of the Seller's Organization State, whichever are controlling, to approve this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby.

      Section 3.04 NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by each Owner of this Agreement and the other Transaction Documents to which such Owner is a party do not and will not (a) violate or conflict with any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which such Owner is a party or by which such Owner is bound or any of the interests in Seller owned by Owner is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the interests in Seller owned by the Owner (or upon any revenues, income or profits of the Owner therefrom) or (d) if the Owner is an Entity, violate the Owner's Charter Documents. No Litigation is pending or, to the knowledge of such Owner, threatened to which the Owner is or may become a party which (a) questions or involves the validity or enforceability of any of the Owner's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek)
(i) to prevent or delay the consummation by the Owner of the transactions contemplated by this Agreement to be consummated by the Owner or (ii) damages in connection with any consummation by the Owner of the transactions contemplated by this Agreement.

      Section 3.05 NO BROKERS. Except as disclosed in the Private Placement Memorandum or in Section 11.03 of the Disclosure Statement, each Owner has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent (other than a Purchaser Representative) or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

      Section 3.06 [INTENTIONALLY DELETED].

      Section 3.07 CONTROL OF RELATED BUSINESS. Except as accurately set forth in Schedule 3.07 of the Disclosure Statement, each Owner is not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Seller and the Seller Subsidiaries, if the Owner is an Affiliate of the Seller) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Seller or any Seller Subsidiary is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with the Seller or any Seller Subsidiary, except for transactions in the ordinary course of business of the Seller or that Seller Subsidiary.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                      OF
                           THE SELLER AND THE OWNERS

      Section 4.02 QUALIFICATION. Section 4.02 of the Disclosure Statement accurately lists all the jurisdictions in which each of the Seller and the Seller Subsidiaries is authorized or qualified to own or lease and to operate its properties or to carry on its business as now conducted, and neither the Seller nor any Seller Subsidiary owns, leases or operates properties or carries on its business in any jurisdiction not listed in that Section which is Material to the Seller.

      Section 4.03 AUTHORIZATION: ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate or partnership power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and those Governmental Requirements.

      (b) This Agreement has been, and each of the other Transaction Documents to which the Seller is a party, when executed and delivered to Apple will have been, duly executed and delivered by the Seller and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

      (c) Except as set forth in Section 4.03 of the Disclosure Statement, the execution, delivery and performance in accordance with their respective terms by the Seller of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents, if any, of the Seller and the Seller Subsidiaries, (B) any Governmental Requirement applicable to any of the Seller and the Seller Subsidiaries or (C) any Material Agreement of the Seller, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of the any of the Seller and the Seller Subsidiaries or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require any of the Seller and the Seller Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any of the Seller and the Seller Subsidiaries (or upon revenues, income or profits of any of the Seller and the Seller Subsidiaries therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by any of the Seller and the Seller Subsidiaries at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

      (d) Except (i) for filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (ii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by any of the Seller and the Seller Subsidiaries for the execution, delivery or performance by the Seller of the Transaction Documents to which it is a party, the enforcement against the Seller of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

      Section 4.04 CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Seller has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of each of the Seller and the Seller Subsidiaries to be delivered or otherwise made available to Apple. No breach or violation of any Charter Document of any of the Seller and the Seller Subsidiaries has occurred and is continuing.

      Section 4.05 NO DEFAULTS. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Seller and the Seller

Subsidiaries, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require any of the Seller and the Seller Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of any of the Seller and the Seller Subsidiaries (or upon revenues, income or profits of any of the Seller and the Seller Subsidiaries therefrom) or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Seller by any of the Seller and the Seller Subsidiaries.

      Section 4.06 SELLER SUBSIDIARIES. Section 4.06 of the Disclosure Statement either (a) accurately sets forth the form of organization, legal name, each assumed name and Organization State of each Seller Subsidiary or (b) correctly states no Entity is a Seller Subsidiary. Except as accurately disclosed in
Section 4.06 of the Disclosure Statement, each Seller Subsidiary is a Wholly Owned Subsidiary. In the case of any Seller Subsidiary that is not a Wholly Owned Subsidiary, Section 4.06 of the Disclosure Statement accurately sets forth, by each class and each series within each class, the number of outstanding shares of Capital Stock of the Seller Subsidiary, (a) the Seller's aggregate direct and indirect ownership of those shares and (b) the name and address of record and percentage ownership of those shares of each holder of record thereof other than the Seller or a Seller Subsidiary. No Lien exists on any outstanding share of Capital Stock of any Seller Subsidiary which is owned directly or indirectly by the Seller other than (a) the Liens, if any, described in Section 4.06 of the Disclosure Statement, all of which will be released at or before the IPO Closing Date, and (b) Permitted Liens. Except as accurately set forth in Section 4.06 of the Disclosure Statement, the Seller does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity other than a Seller Subsidiary.

      Section 4.07 CAPITAL STOCK OF THE SELLER AND THE SELLER SUBSIDIARIES. All the issued and outstanding shares of Capital Stock of each of the Seller and the Seller Subsidiaries (a) have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of their issuer's Organization State and Charter Documents and (b) are fully paid and nonassessable. Neither the Seller nor any Seller Subsidiary has issued or sold any shares of its outstanding Capital Stock in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any of its Derivative Securities which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Seller or any Seller Subsidiary it holds (to the extent those shares afford the holder thereof any voting rights) any right to vote on any matter with the holders of Capital Stock of the Seller or any Seller Subsidiary.

      Section 4.08 TRANSACTIONS IN CAPITAL STOCK. Except as accurately set forth in Section 4.08 of the Disclosure Statement: (a) the Seller has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected, and no action in contemplation of the transactions described in this Agreement has been taken, respecting the equity ownership of either the Seller or any Seller Subsidiary.

      Section 4.09 NO BONUS SHARES. Except as accurately set forth in Section
4.09 of the Disclosure Statement, no outstanding share of Capital Stock of the Seller was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for any consideration other than cash.

      Section 4.10 PREDECESSOR STATUS; ETC. Section 4.10 of the Disclosure Statement accurately lists all the legal and assumed names of all predecessor companies for the past five years of the Seller, including the names of any Entities from which the Seller previously acquired material assets. Except as accurately disclosed in Section 4.10 of the Disclosure Statement, the Seller has not been a Subsidiary or division of another corporation or a part of an acquisition that later was rescinded.

      Section 4.11 RELATED PARTY AGREEMENTS. Except as set forth in Section 4.11 of the Disclosure Statement, each Related Party Agreement in effect on the date hereof will have been terminated as of the IPO Closing Date.

      Section 4.12 LITIGATION. Except as accurately disclosed in Section 4.12 of the Disclosure Statement, no Litigation is pending or, to the knowledge of the Seller or any Owner, threatened to which the Seller or any Seller Subsidiary is or may become a party.

      Section 4.13 FINANCIAL STATEMENTS; DISCLOSURE. (a) FINANCIAL STATEMENTS.
(i) The Financial Statements (including in each case the related schedules and notes) delivered to Apple present fairly, in all material respects, the consolidated financial position of the Seller and the Seller Subsidiaries at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows and stockholders' or other owners' equity for the respective periods set forth therein and have been prepared in accordance with GAAP. As of the date of any balance sheet included in those Financial Statements, neither the Seller nor any Seller Subsidiary then had any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Seller and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

      (ii) Since the Current Balance Sheet Date, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of the Seller or any Seller Subsidiary that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect on the Seller.

      (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by the Seller or any of its Representatives and made available prior to the IPO Closing Date to Apple pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to Apple in good faith and were and will be based on facts and assumptions that are believed by the management of the Seller to be reasonable in light of the then current and foreseeable business conditions of the Seller and the Seller Subsidiaries and represented and will represent that management's good faith estimate of the consolidated projected financial performance of the Seller and the Seller Subsidiaries based on the information available to the Responsible Officer at the time so furnished.

      Section 4.14 COMPLIANCE WITH LAWS. (a) Except as accurately disclosed in
Section 4.14 of the Disclosure Statement: (i) each of the Seller and the Seller Subsidiaries possesses, if required by the applicable Governmental Requirement, Governmental Approvals required for the conduct of its business; and (ii) to the knowledge of the Seller, each of the Seller and the Seller Subsidiaries and such one or more of its employees are in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any leases) and the carrying on of its business as now conducted. The Seller has provided Apple with an accurate, complete written list of all the Governmental Approvals so possessed. To the knowledge of the Seller, all the Governmental Approvals so listed are valid, and, except as accurately disclosed in Section 4.14 of the Disclosure Statement, neither the Seller nor any Seller Subsidiary has received, nor to the knowledge of any Owner has any employee of either received, any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

      (b) Except as accurately disclosed in Section 4.14 of the Disclosure Statement, each of the Seller and the Seller Subsidiaries: (i) to the knowledge of the Seller, has been and continues to be in compliance with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable Governmental Requirements under ERISA, Environmental Laws and Professional Codes; and (ii)(A) neither the Seller nor any Seller Subsidiary has received, nor to the knowledge of the Seller has any employee of either received, any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance with any of those Governmental Requirements and, to the knowledge of each of the Seller, the Seller Subsidiaries and the Owners, (B) no condition or state of facts exists which would provide a valid basis for any such assertion.

      Section 4.15 CERTAIN ENVIRONMENTAL MATTERS. Except as accurately disclosed in Section 4.15 of the Disclosure Statement: (a) to the knowledge of the Seller, the Seller and each Seller Subsidiary have complied, and remain in compliance, to the knowledge of the Seller, with the provisions of all Environmental Laws applicable to any of them or any of their respective presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Seller and each Seller Subsidiary of all sites presently owned or operated by any of them where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in those Environmental Laws) at, from, in or on any site owned or operated by the Seller or any Seller Subsidiary has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (c) neither the Seller nor any Seller Subsidiary (or any agent or contractor of either) has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any claim against the Seller, any Seller Subsidiary or Apple, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist on or under any of the properties owned or operated by the Seller or any Seller Subsidiary from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Seller has provided Apple with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Seller or any Seller Subsidiary respecting any facility, site or other property presently owned or operated by the Seller and each Seller Subsidiary.

      Section 4.16 LIABILITIES AND OBLIGATIONS. Section 4.16 of the Disclosure Statement accurately lists all present liabilities, of every kind, character and description and whether accrued, absolute, fixed, contingent or otherwise, of each of the Seller and the Seller Subsidiaries which (a) (i) exceed or reasonably could be expected to exceed $1,000 and (ii) (A) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (B) were incurred after the Current Balance Sheet otherwise than in the ordinary course of business, and consistent with the past practice, of that Entity. That Section also accurately lists and describes, for each of the Seller and the Seller Subsidiaries: (a) each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Owner or Related Person or Affiliate of any Owner is a Person whose obligation is covered by that Guaranty, and (b) for each of the items listed under clause (a) of this sentence, (i) if that item is secured by any property or asset of the Seller or any Seller Subsidiary, the nature of that security, and (ii) if that item is covered in whole or in part by a Guaranty of any Owner or any Related Person or Affiliate of any Owner, the name of the guarantor.

      Section 4.17 RECEIVABLES. Except as accurately set forth in Section 4.17 of the Disclosure Statement; all the accounts and notes or other advances receivable of the Seller and the Seller Subsidiaries reflected on the Current Balance Sheet were collected, or are, in the good faith belief of the Seller's management, collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet.

      Section 4.18 OWNED AND LEASED REAL PROPERTIES. (a) Section 4.18 of the Disclosure Statement accurately lists and correctly describes in all material respects: (i) all real properties owned by any of the Seller and the Seller Subsidiaries and, for each of those properties, the address thereof, the type and square footage of each structure located thereon and the use thereof in the business of the Seller and the Seller Subsidiaries; (ii) all real properties of which any of the Seller and the Seller Subsidiaries is the lessee and, for each of those properties, the address thereof, the type and square footage of each structure located thereon the Seller or a Seller Subsidiary is leasing and the expiration date of its lease and the use thereof in the business of the Seller and the Seller Subsidiaries; and (iii) in the case of each real property listed as being owned, whether it was previously owned, and in the case of each real property listed as being leased, whether it is presently owned, by any Owner or any of his or the Seller's Related Persons or Affiliates (other than the Seller and the Seller Subsidiaries, if the Owner is an Affiliate of the Seller).

      (b) The Seller has provided Apple with true, complete and correct copies of all title reports and insurance policies owned or in the possession of any of the Seller and the Seller Subsidiaries and relating to any of the real properties listed as being owned in Section 4.18 of the Disclosure Statement. Except as accurately set forth in that Section or those reports and policies, and except for Permitted Liens, the Seller or a Seller Subsidiary owns in fee, and has good, valid and marketable title to, free and clear of all Liens, the Acquired Assets.

      (c) The Seller has provided Apple with true, correct and complete copies of all leases under which the Seller or a Seller Subsidiary is leasing each of the properties listed in Section 4.18 of the Disclosure Statement as being leased and, except as accurately set forth in Section 4.18 of the Disclosure Statement, (i) each of those leases is, to the knowledge of the Seller, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Seller or a Seller Subsidiary.

      (d) The fixed assets of each of the Seller and the Seller Subsidiaries are affixed only to one or more of the real properties listed in Section 4.18 of the Disclosure Statement and, except as accurately set forth in that Section, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

      (e) The Seller has accurately disclosed in Section 4.18 of the Disclosure Statement in all material respects all plans or projects involving the opening of new operations, the expansion of any existing operations or the acquisition of any real property or existing business, with respect to which management of the Seller or any Seller Subsidiary has made any expenditure in the two-year period prior to the date of the Agreement in excess of $1,000, or which if pursued by the Seller or any Seller Subsidiary would require additional capital expenditures in excess of $1,000.

      Section 4.19 OWNED AND LEASED PROPERTY, PLANT AND EQUIPMENT. (a) The Seller has provided Apple with a list accurate and complete in all material respects of the Property, Plant and Equipment owned and leased by any of the Seller and the Seller Subsidiaries, which list states, in the case of each of those properties listed as being owned, whether it was previously owned, and in the case of each of those properties listed as being leased, whether it is presently owned, by any Owner or any of his or the Seller's Related Persons or Affiliates (other than the Seller and the Seller Subsidiaries, if the Owner is an Affiliate of the Seller).

      (b) Except as accurately set forth in Section 4.19 of the Disclosure Statement and except for Permitted Liens, the Seller or a Seller Subsidiary has good, valid and marketable title to, free and clear of all Liens, the Acquired Assets.

      (c) The Seller has provided Apple with true, correct and complete copies of all leases under which the Seller or a Seller Subsidiary is leasing each of the properties listed in Section

4.21 of the Disclosure Statement as being leased and all leases referred to in
Section 4.19 and, except as accurately set forth in Section 4.19 of the Disclosure Statement, (i) each of those leases is, to the knowledge of the Seller, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Seller or a Seller Subsidiary.

      (d) Except as accurately set forth in Section 4.19 of the Disclosure Statement, all the Property, Plant and Equipment are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

      Section 4.20 PROPRIETARY RIGHTS. Except as accurately set forth in Section
4.20 of the Disclosure Statement, each of the Seller and the Seller Subsidiaries owns or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Seller or any Owner. Section 4.20 of the Disclosure Statement accurately (a) lists these Proprietary Rights and (b) indicates those owned by the Seller or any Seller Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as accurately set forth in that Section, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by Apple or any Subsidiary of Apple following the IPO Closing Date and (b) no governmental registration of any of these Proprietary Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request.

      Section 4.21 TITLE TO OTHER PROPERTIES. In each case, free and clear of all Liens except for Permitted Liens and as accurately set forth in Section 4.21 of the Disclosure Statement, each of the Seller and the Seller Subsidiaries has good and valid title to, or holds under a lease valid and binding on the lessor party thereto, all its tangible personal properties and assets (other than Property, Plant and Equipment) that individually is or in the aggregate are Material to the Seller.

      Section 4.22 COMMITMENTS. (a) Except as accurately set forth in Section 4.22(a) of the Disclosure Statement, the Seller has provided Apple with a complete, accurate list of each of the following (each a "Seller Commitment") to which any of the Seller and the Seller Subsidiaries is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

                (i) each partnership, joint venture or cost-sharing agreement;

               (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

               (iii) each instrument, agreement or other obligation evidencing or relating to Indebtedness of any of the Seller and the Seller Subsidiaries or to money lent or to be lent to another Person;

               (iv)     each contract to purchase or sell real property;

                (v) each agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $5,000 and which is not terminable without penalty and on no more than 30 days' prior notice;

               (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $1,000 and which is not terminable without penalty on no more than 30 days' prior notice;

               (vii) each agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $1,000 in the aggregate;

               (viii) each contract containing any noncompetition agreement, covenant or undertaking;

                 (ix) each agreement providing for the purchase from a supplier of all or substantially all the requirements of the Seller or any Seller Subsidiary of a particular product or service; or

                  (x) each other agreement or commitment not made in the ordinary course of business or that is Material to the Seller.

      True, correct and complete copies of all written Seller Commitments, and true, correct and complete written descriptions of all oral Seller Commitments, have heretofore been delivered or made available to Apple. Except as accurately set forth in Section 4.22(a) of the Disclosure Statement: (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Seller Commitment Material to the Seller by any of the Seller and the Seller Subsidiaries or, to the knowledge of the Seller, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to the Owner Seller Commitments Material to the Seller. The Seller Commitments are in full force and effect and are valid and enforceable obligations of the Seller or the Seller Subsidiaries parties thereto and, to the knowledge of the Seller, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Seller, may be made by any party thereto (other than by the Seller or a Seller Subsidiary), nor has the Seller or a Seller Subsidiary, as the case may be, waived any rights thereunder, except as accurately described in Section 4.22(a) of the Disclosure Statement.

      (b) Except as accurately disclosed in Section 4.22(b) of the Disclosure Statement or contemplated hereby or by any other Transaction Document to which the Seller or any Seller Subsidiary or Oener is a party: (i) neither the Seller nor any Seller Subsidiary or Owner has received notice of any plan or intention of any other party to any Seller Commitment to exercise any right to cancel or terminate any Seller Commitment, and neither the Seller nor any Seller Subsidiary or Owner knows of any condition or state of facts which would justify the exercise of such a right; and (ii) neither the Seller nor any Seller Subsidiary or Owner currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Seller Commitment.

      Section 4.23 CAPITAL EXPENDITURES. Section 4.23 of the Disclosure Statement accurately sets forth the total amount of capital expenditures currently budgeted to be incurred by the Seller and the Seller Subsidiaries during the balance of the Seller's current fiscal year. Except as accurately set forth in that Section, to the knowledge of the Seller and the Owners, no condition or state of facts exists which will cause the total capital expenditures of the Seller and the Seller Subsidiaries which will be required to replace worn-out Property, Plant and Equipment in any of the Seller's five fiscal years following that current fiscal year to exceed by a material amount the amount budgeted for capital expenditures of that type by the Seller and the Seller Subsidiaries for that current fiscal year in order to maintain the types and levels of patients and services the Seller and the Seller Subsidiaries presently provide.

      Section 4.24 INVENTORIES. Except as accurately set forth in Section 4.24 of the Disclosure Statement: (a) all inventories, net of reserves determined in accordance with GAAP, of each of the Seller and the Seller Subsidiaries which are classified as such on the Current Balance Sheet are, to the knowledge of the Seller, merchantable and salable or usable in the ordinary course of business of the Seller and the Seller Subsidiaries; (b) the inventories reflected in the Financial Statements, as at the Current Balance Sheet Date, (i) were reasonable in relation to the then existing circumstances of the Seller and the Seller Subsidiaries on a consolidated basis and classified as current assets in accordance with GAAP, (ii) were consistent with their past practices and (iii) fairly reflected the average inventory levels maintained during the 12-month periods ended on that date; and (c) neither the Seller nor any Seller Subsidiary depends on any single vendor for its inventories the loss of which could have a Material Adverse Effect on the Seller or ever has sustained a difficulty Material to the Seller in obtaining its inventories.

      Section 4.25 INSURANCE. Except as accurately set forth in Section 4.25 of the Disclosure Statement: (a) the Seller has provided Apple with: (i) a list accurate as of the Current Balance Sheet Date of all insurance policies then carried by each of the Seller and the Seller Subsidiaries; (ii) an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and (iii) true, complete and correct copies of all insurance policies carried by each of the Seller and the Seller Subsidiaries which are in effect, all of which (A) have been issued by insurers of recognized responsibility and (B) currently are, and will remain without interruption through the IPO Closing Date, in full force and effect; (b) no insurance carried by the Seller or any Seller Subsidiary has been canceled by the insurer during the past five years, and neither the Seller nor any Seller Subsidiary has ever been denied coverage; and (c) neither the Seller nor any Seller Subsidiary or Owner has received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Seller and the Owners, no such increase in deductibles, retainages or premiums is threatened.

      Section 4.26 EMPLOYEE MATTERS. (a) CASH COMPENSATION. The Seller has provided Apple with an accurate, complete written list of the names, titles and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors and key consultants and independent contractors of each of the Seller and the Seller Subsidiaries.

      (b) EMPLOYMENT AGREEMENTS . Section 4.26(b) of the Disclosure Statement accurately lists all Employment Agreements remaining executory in whole or in part on the date hereof, and the Seller has provided Apple with true, complete and correct copies of all those Employment Agreements. Neither the Seller nor any Seller Subsidiary is a party to any oral Employment Agreement.

      (c) OTHER COMPENSATION PLANS. Section 4.26(c) of the Disclosure Statement accurately lists all Other Compensation Plans either remaining executory at the date hereof or to become effective after the date hereof. The Seller has provided Apple with a true, correct and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that is not written. Except as accurately set forth in Section 4.26(c) of the Disclosure Statement, each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Seller or any Seller Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to that amendment or termination.

      (d) ERISA BENEFIT PLANS. Section 4.26(d) of the Disclosure Statement accurately (i) lists each ERISA Pension Benefit Plan (A)(1) the funding requirements of which (under Section 301 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date hereof were, in whole or in part, the responsibility of the Seller or any Seller Subsidiary or (2) respecting which the Seller or any Seller Subsidiary is, or at any time during that period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause (A) being a "Seller ERISA Pension Plan"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during that period was, such a "contributing sponsor" or "employer" (each plan described in this clause (B) being an "ERISA Affiliate Pension Plan") and (C) each other ERISA Employee Benefit Plan that is being, or at any time during that period was, sponsored, maintained or contributed to by the Seller or any Seller Subsidiary (each plan described in this clause (C) and each Seller ERISA Pension Plan being a "Seller ERISA Benefit Plan"), (ii) states the termination date of each Seller ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated and (iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. The Seller has provided Apple with (i) true, complete and correct copies of (A) each Seller ERISA Benefit Plan and ERISA Affiliate Pension Plan, (B) each trust agreement related thereto and (C) all amendments to those plans and trust agreements. Except as accurately set forth in Section 4.26(d) of the Disclosure Statement, (i) neither the Seller nor any Seller Subsidiary is, or at any time during the six-year period ended on the date hereof was, a member of any ERISA Group that currently includes, or included when the Seller or a Seller Subsidiary was a member, among its members any Person other than the Seller and the Seller

Subsidiaries and (ii) no Person is an ERISA Affiliate of the Seller or any Seller Subsidiary (other than the Seller or any Seller Subsidiary in the case of any other Seller Subsidiary or any Seller Subsidiary in the case of the Seller, if the Seller and the Seller Subsidiaries comprise an ERISA Group).

      (e) EMPLOYEE POLICIES AND PROCEDURES. Section 4.26(e) of the Disclosure Statement accurately lists all Employee Policies and Procedures. The Seller has provided Apple with a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

      (f) UNWRITTEN AMENDMENTS. Except as accurately described in Section 4.26(f) of the Disclosure Statement, no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

      (g) LABOR COMPLIANCE. To the knowledge of the Seller, each of the Seller and the Seller Subsidiaries has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Seller nor any Seller Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Seller nor any Seller Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as accurately set forth in Section 4.26(g) of the Disclosure Statement, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Seller, threatened against the Seller or any of the Seller Subsidiaries before any Governmental Authority (nor, to the knowledge of the Seller, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Seller, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Seller or any of the Seller Subsidiaries (nor, to the knowledge of the Seller, does any valid basis therefor exist).

      (h) UNIONS. Neither the Seller nor any Seller Subsidiary or ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Seller and the Seller Subsidiaries are represented by any union, labor organization or collective bargaining unit. Except as accurately set forth in Section 4.26(h) of the Disclosure Statement, to the knowledge of the Seller, none of the employees of the Seller and the Seller Subsidiaries has threatened to organize or join a union, labor organization or collective bargaining unit.

      (i) NO ALIENS. All employees of each of the Seller and the Seller Subsidiaries are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

      (j) CHANGE OF CONTROL BENEFITS. Except as accurately set forth in Section 4.26(j) of the Disclosure Statement, neither the Seller nor any of the Seller Subsidiaries is a party to any agreement, or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Seller or any of the Seller Subsidiaries which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under Section 280G of the Code.

      (k) RETIREES. Neither the Seller nor any of the Seller Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable parallel provisions of ERISA.

      Section 4.27 COMPLIANCE WITH ERISA, ETC. (a) COMPLIANCE. Each of the Seller ERISA Benefit Plans and Other Compensation Plans (each, a "Plan") (i) is in substantial compliance with all applicable provisions of ERISA, as well as with all other applicable Governmental Requirements, and (ii) has been administered, operated and managed in accordance with its governing documents.

      (b) QUALIFICATION. All Plans that are intended to qualify under Section 401(a) of the Code (the "Qualified Plans") are so qualified and have been determined by the IRS to be so qualified (or application for determination letters have been timely submitted to the IRS). The Seller has provided Apple with true, complete and correct copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each such Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the IPO Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or Returns) have been timely filed or distributed.

      (c) NO PROHIBITED TRANSACTIONS, ETC. None of the Owners, any Plan or the Seller or any Seller Subsidiary has engaged in any Prohibited Transaction. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA, and no circumstances exist pursuant to which the Seller or any Seller Subsidiary could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan now or hereafter maintained or contributed to by the Seller or any of its ERISA Affiliates.
Further:

                (i) there have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

               (ii)     no Termination Event has occurred;

              (iii) no Reportable Event has occurred with respect to any Plan which was not properly reported;

               (iv) the valuation of assets of any Qualified Plan, as of the IPO Closing Date, shall equal or exceed the actuarial present value of all "benefit liabilities" (within the meaning of Section 40001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

                (v) with respect to Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by COBRA or qualified medical child support orders), the Seller, each Seller Subsidiary and the Owners, have complied (and at the IPO Closing Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and neither the Seller nor any Seller Subsidiary has incurred (or will incur) any direct or indirect liability and will not be subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Seller, any Seller Subsidiary or any Owner, at any time prior to the IPO Closing Date, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after the IPO Closing Date directly or indirectly against the Seller, any Seller Subsidiary, any Owner or Apple with respect to any of those group health plans;

                (vi) the Financial Statements as of the Current Balance Sheet Date reflect the approximate total unfunded (or uninsured) pension, medical and other benefit liability for all Plans determined in accordance with accounting principles and actuarial assumptions consistently applied in the on-going administration of the Plans; and, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods; and

               (vii) neither the Seller nor any Seller Subsidiary has incurred liability under Section 4062 of ERISA.

      (d) MULTIEMPLOYER PLANS. Except as set forth in Section 4.27(d) of the Disclosure Statement, neither the Seller nor any Seller Subsidiary, and no ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither the Seller nor any Seller Subsidiary, and no ERISA Affiliate of any of them, has made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA.

      (e) CLAIMS AND LITIGATION. Except as accurately set forth in Section 4.27(e) of the Disclosure Statement, no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Seller, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

      (f) EXCISE TAXES, DAMAGES AND PENALTIES. No act, omission or transaction has occurred which would result in the imposition on the Seller or any Seller Subsidiary of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

      (g) VEBA WELFARE TRUST. Any trust funding a Plan, which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable exemption letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable exemption letter, been amended or operated in a way that would adversely affect that exempt status. The value of assets of each trust described in the Section 4.27(g) equals or exceeds the value of benefit liabilities of such trust (or related Plan) determined in accordance with actuarial assumptions consistently applied in the on-going administration of such trust (or related Plan).

      Section 4.28 TAXES. (a) Each of the following representations and warranties in this Section 4.28 is qualified to the extent set forth in Section
4.28 of the Disclosure Statement.

      (b) All Returns required to be filed with respect to any Tax for which any of the Seller and the Seller Subsidiaries is liable have been duly and timely (taking into account applicable extensions) filed with the appropriate Taxing Authority, all such Returns were correct and complete in all material respects, all Taxes that have become due from the Seller have been paid, each Tax payable by the Seller or a Seller Subsidiary by assessment has been timely paid in the amount assessed and adequate reserves have been established on the books of the Seller and the Seller Subsidiaries for all Taxes for which any of the Seller and the Seller Subsidiaries is liable, but the payment of which is not yet due. Neither the Seller nor any Seller Subsidiary is, or ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Seller or a Seller Subsidiary. Each of the Seller and the Seller Subsidiaries has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Seller or any Seller Subsidiary except Liens for Taxes which are not yet due. Neither the Seller nor any Seller Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Seller or any Seller Subsidiary is asserted to be liable is pending or, to the knowledge of the Seller or any Owner, threatened and no basis which the Seller or any Owner believes to be valid exists on which any claim for any such Tax can be asserted against the Seller or any Seller Subsidiary. There are no requests for rulings or determinations in respect of any Taxes pending between the Seller or any Seller Subsidiary and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Seller or any Seller Subsidiary is or may be liable has been granted to any Taxing Authority. Neither the Seller nor any Seller Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Seller and the Seller Subsidiaries and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Seller and each Seller Subsidiary have made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

      (c) Neither the Seller nor any Owner is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

      (d) The Seller has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other Tax statute nor has agreed to have
Section 341(f)(2) of the Code or any comparable provision of any other Tax statute apply to any disposition of an asset. The Seller has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not or would not be deductible under Section 280G of the Code. No asset of the Seller or of any Seller Subsidiary is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Seller or of any Seller Subsidiary exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

      Section 4.29 GOVERNMENT CONTRACTS. Except as accurately set forth in
Section 4.29 of the Disclosure Statement, neither the Seller nor any Seller Subsidiary is a party to any governmental contract subject to price redetermination or renegotiation.

      Section 4.30 ABSENCE OF CHANGES. Since the Current Balance Sheet Date, except as accurately set forth in Section 4.30 of the Disclosure Statement, none of the following has occurred with respect to the Seller or any Seller
Subsidiary:

      (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions generally affecting the business of providing orthodontic care to patients, which has caused, is causing or will cause a Material Adverse Effect on the Seller;

      (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or Derivative Securities;

      (c)      any Restricted Payment;

      (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation as of the date hereof, or the amounts or other benefits paid or payable under any Seller ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Owners or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

      (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on Newco following the IPO Closing Date;

      (f) any distribution, sale or transfer of, or any Seller Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Seller, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Owners and their Immediate Family Members and Affiliates;

      (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Owner or any Related Person or Affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, if all those adjustments are included in the Supplemental Information provided Apple pursuant to Section 6.08;

      (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

      (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

      (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Seller;

      (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices;

      (l) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Seller Commitment to incur any Indebtedness or any such Guaranty;

      (m) any investment in the Capital Stock, Derivative Securities or Indebtedness of any Person other than a Permitted Investment;

      (n) except in accordance with the Seller's consolidated capital expenditure budget for the Seller's current fiscal year, any capital expenditure or series of related capital expenditures by the Seller and the Seller Subsidiaries collectively in excess of $5,000, or commitments by the Seller and the Seller Subsidiaries to make capital expenditures totaling in excess of $5,000; or

      (o) any cancellation or termination of a Material Agreement of the Seller.

      Section 4.31 BANK RELATIONS; POWERS OF ATTORNEY. The Seller has provided Apple with an accurate, complete written statement setting forth:

      (a) the name of each financial institution in which the Seller or any Seller Subsidiary has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

      (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

      (c) the name of each Person holding a general or special power of attorney from the Seller or any Seller Subsidiary and a description of the terms of each such power.

      Section 4.32 RELATIONS WITH GOVERNMENTS, ETC. Neither the Seller nor any Seller Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the Seller or any Seller Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

      Section 4.33 PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Seller to receive shares of Apple Common Stock as a result of the Acquisition or to acquire Apple Common Stock pursuant to any written option granted by Apple to the Seller, the Seller either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Apple Common Stock or interests in Seller or (b) hereby irrevocably waives each right of that type the Seller does own or otherwise has.

      Section 4.34 RELIANCE ON REPRESENTATIVES. Each Owner is solely relying on his own Representatives (including his own legal counsel and accountant) as to legal, tax and related matters concerning the transaction contemplated by this Agreement and is in no way relying on Apple or Apple's Representatives (including Apple's legal counsel and account) as to such legal, tax and related matters. Further, such Owner acknowledges that neither Apple nor Apple's Representatives have made any representations regarding the tax treatment of the transactions contemplated by this Agreement.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF APPLE

      Section 5.02 ORGANIZATION; POWER. Apple is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Apple has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the IPO Closing Date and to carry on its business as now conducted and as proposed to be conducted following the IPO Closing Date. Apple has not engaged in any operations since its organization other than in connection with their formation and capitalization and the transactions contemplated by this Agreement and the Other Agreements.

      Section 5.03 AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by Apple of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

      (b) This Agreement has been, and each of the other Transaction Documents to which Apple is a party, when executed and delivered to the other parties thereto, will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

      (c) The execution, delivery and performance in accordance with their respective terms by Apple of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of Apple, (B) any Governmental Requirement applicable to Apple or (C) any Material Agreement of Apple, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of Apple or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require Apple to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of Apple (or upon any revenues, income or profits of Apple therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by Apple at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

      (d) Except for (i) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (ii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by Apple for the execution, delivery or performance by Apple of the Transaction Documents to which it is a party, the enforcement against Apple of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

      Section 5.04 CHARTER DOCUMENTS. Apple has, or will have prior to the IPO Pricing Date, delivered to the Seller true, complete and correct copies of the Charter Documents of each of Apple. No breach or violation of any Charter Document of either Apple has occurred and is continuing.

      Section 5.05 CAPITAL STOCK OF APPLE. (a) Immediately prior to the IPO Closing Date, (i) the authorized Capital Stock of Apple will be comprised of (A) 50,000,000 shares of Apple Common Stock and (B) 10,000,00 shares of preferred stock, $.01 par value per share, (ii) before giving effect to the Acquisition and the merger or other acquisition transactions contemplated by the Other Agreements, (A) the number of shares of Apple Common Stock then issued and outstanding will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the Apple preferred stock then will be issued or outstanding and (C) Apple will have reserved for issuance pursuant to Other Compensation Plans or the exercise of Derivative Securities the number of shares of Apple Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

      (b) All shares of Apple Common Stock outstanding immediately prior to the IPO Closing Date, and all shares of Apple Common Stock to be issued pursuant to
Section 2.04, when issued, (i) will have been duly authorized and validly issued in accordance with the DGCL and their issuer's Charter Documents and (ii) will be fully paid and nonassessable. None of the shares of Apple Common Stock to be issued pursuant to Section 2.04 will, when issued, have been issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (ii) the terms of any of its Derivative Securities then outstanding.

      Section 5.06 SUBSIDIARIES. Immediately prior to the IPO Closing Date, (a) Apple will have no Subsidiaries and (b) Apple will not own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Other Agreements), any Capital Stock or Derivative Securities of any Entity not described in this Section 5.06 as a Subsidiary of Apple.

      Section 5.07 LIABILITIES. Except as disclosed in the Private Placement Memorandum, Apple has no material liabilities of any kind other than those incurred in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby, including the IPO.

      Section 5.08 COMPLIANCE WITH LAWS; NO LITIGATION. Apple is in compliance with all Governmental Requirements applicable to it, and no Litigation is pending or, to the knowledge of Apple, threatened to which Apple is or may become a party which (a) questions or involves the validity or enforceability of any obligation of Apple under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by Apple of the transactions contemplated by this Agreement to be consummated by Apple or (ii) damages from Apple in connection with any such consummation.

      Section 5.09 NO BROKERS. Except as disclosed in the Private Placement Memorandum, Apple has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

      Section 5.10 PRIVATE PLACEMENT MEMORANDUM. At the date hereof, the PrivatePlacement Memorandum (other than the historical financial statements, including the notes thereto, of the Founding Companies (other than the Seller) and the historical information contained therein respecting the Seller and the Owners to which this Section 5.10 does not apply) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

                                  ARTICLE VI

                  COVENANTS EXTENDING TO THE IPO CLOSING DATE

      Section 6.02 ACCESS AND COOPERATION; DUE DILIGENCE. (a) From the date hereof and until the IPO Closing Date, the Seller will (i) afford to the Representatives of Apple reasonable access to all the key employees, sites, properties, books and records of each of the Seller and the Seller Subsidiaries,
(ii) provide Apple with such additional financial and operating data and other information relating to the business and properties of each of the Seller and the Seller Subsidiaries as Apple or any Other Founding Seller may from time to time reasonably request and (iii) cooperate with Apple and each Other Founding Seller and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents or any Other Transaction Documents. Each Owner and the Seller will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to Apple as confidential in accordance with the provisions of Section 11.01.

      (b) Each of the Seller and the Owners, if any, will use its best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

      (c) From the date hereof and until the IPO Closing Date, Apple will (i) afford to the Representatives of the Seller and the Owners, if any, access to all sites, properties, books and records of Apple, (ii) provide the Seller with such additional financial and operating data and other information relating to the business and properties of Apple as the Seller or any Owner may from time to time reasonably request and
(iii) cooperate with the Seller and the Owners, and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

      (d) If this Agreement is terminated pursuant to Section 12.1, Apple promptly will return all written Confidential Information of the Seller it then possesses to the Seller.

      Section 6.03 CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof and until the IPO Closing Date, the Seller will, and will cause each Seller Subsidiary to, except as and only to the extent set forth in Section 6.03 of the Disclosure Statement:

      (a) carry on its businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

      (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

      (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

      (d) keep in full force and effect without interruption all its present insurance policies or other comparable insurance coverage;

      (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees and (iii) maintain its relationships with suppliers, customers, patients and others having business relations with it;

      (f)      comply with all applicable Governmental Requirements; and

      (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness or lease instruments or agreements involving amounts over $1,000 in any case or $5,000 in the aggregate, without the prior written consent of Apple (which consent will not be unreasonably withheld).

      Section 6.04 PROHIBITED ACTIVITIES. From the date hereof and until the IPO Closing Date, without the prior written consent of Apple or unless as required or expressly permitted by this Agreement, the Seller will not, and will not permit any Seller Subsidiary to:

      (a) make any change in its Charter Documents;

      (b) issue any of its Capital Stock or issue or otherwise create any of its Derivative Securities;

      (c) make any Restricted Payment (other than as provided in Section 6.04 of the Disclosure Statement);

      (d) make any investments (other than Permitted Investments) in the Capital Stock, Derivative Securities or Indebtedness of any Person;

      (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $1,000 otherwise than in the ordinary course of its business and consistent with its past practice;

      (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of any of the Seller and the Seller Subsidiaries or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Owners Immediate Family Members) at the times and in the amounts consistent with its past practice;

      (g) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $1,000 and necessary or desirable for the conduct of the business of any of the Seller and the Seller Subsidiaries;

      (h) (i) adopt, establish, amend or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures or (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (B) increase the liabilities or obligations under any such plan;

      (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment otherwise than in the ordinary course of its business and consistent with its past practice;

      (j) negotiate for the acquisition of any business or the start-up of any new business;

      (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with any other Entity;

      (l) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, but such adjustments will not be deemed to be included in Section 4.17 of the Disclosure Statement unless specifically listed in the Supplemental Information;

      (m) commit a material breach of or amend or terminate any Material Agreement of the Seller or any of its Governmental Approvals; or

      (n) enter into any other transaction (i) outside the ordinary course of its business and consistent with its past practice or (ii) prohibited hereby.

      Section 6.05 NO SHOP; RELEASE OF DIRECTORS. (a) Each of the Seller and the Owners agrees that, from the date hereof and until the first to occur of the IPO Closing Date or the termination of this Agreement in accordance with Article XII, neither the Seller nor any Owner, nor any of their respective officers and directors shall, and the Seller and each Owner will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Owners) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Seller (any such proposal or offer being an "Acquisition Proposal") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Seller, any Other Founding Company or Apple to, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Seller and each Owner will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 6.05(a) of the obligations undertaken in this Section 6.05(a); and (ii) notify Apple immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Seller or any Owner.

      (b) Each of the Seller and the Owners hereby (i) waives every right, if any, the Governmental Requirements of the Seller's Organization State afford the Seller or Owners to require the Seller's directors (or their equivalents if the Seller is not a corporation), in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this Section
6.05 and (ii) releases each such person from any and all liability he might otherwise have to the Seller or any Owners but for this release.

      Section 6.06 [INTENTIONALLY DELETED].

      Section 6.07 NOTIFICATION OF CERTAIN MATTERS. The Owners and the Seller shall give prompt notice to Apple of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of the Seller or any Owner contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the IPO Closing Date and (b) any material failure of any Owner or the Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder, provided that no such notice shall be required until Apple shall give notice to the Seller and the Owners of the date scheduled for the Closing with respect to the occurrence in the ordinary course of business and consistent with past practice of the Seller or any Seller Subsidiary, as the case may be, of any condition or state of facts which would cause any Sections of the Disclosure Statement to be incorrect. Apple shall give prompt notice to the Seller of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of Apple contained herein to be untrue or inaccurate at or prior to the Closing or on the IPO Closing Date and (b) any material failure of Apple to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.07 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 6.08, (b) modify the conditions set forth in Article VII or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

      Section 6.08 SUPPLEMENTAL INFORMATION. The Seller and each Owner agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation (except to the extent otherwise provided in Section 6.07) until the Closing to provide Apple promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Sections of the Disclosure Statement or (b) additional Sections of the Disclosure Statement, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Seller or any Owner, to make each of those representations and warranties true and correct as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of Apple which are specified in Sections 7.04(a)(ii)(A) and 7.04(b)(ii) have been satisfied, and not for any purpose under Article IX, the Disclosure Statement as of the Closing and on the IPO Closing Date shall be deemed to be the Disclosure Statement as of the date hereof as amended or supplemented by the Supplemental Information provided to Apple prior to the Closing pursuant to this Section 6.08; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect on the Seller which was not reflected in the determination of the Transaction Value or, in the sole judgment of Apple (which shall be conclusive for purposes of this Section 6.08 and Article XII, but not for any purpose of Article IX), (b) are having or will have a Material Adverse Effect on the Seller, Apple will be entitled either (i) to terminate this Agreement pursuant to Section 12.01(d) or (ii) to treat as Apple Indemnified Losses for all purposes of Article IX (which treatment will not prejudice the right of Seller under Article IX to contest Damage Claims made by Apple in respect of those Apple Indemnified Losses) all Damages to the Seller which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information. Apple will provide the Seller with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

      Section 6.09 COOPERATION IN CONNECTION WITH THE IPO. The Seller and the Owners will (a) provide Apple and the Underwriter with all the Information concerning the Seller or any Owner which is reasonably requested by Apple and the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with Apple and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto. The Seller and each Owner agree promptly to (a) advise Apple if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Seller or the Owners becomes incorrect or incomplete in any material respect and (b) provide Apple with the information needed to correct or complete that information.

      Section 6.10 ADDITIONAL FINANCIAL STATEMENTS AND OTHER INFORMATION. The Seller will furnish to Apple:

      (a) as soon as available and in any event within 30 days after the end of each of the Seller's fiscal quarters which ends prior to the IPO Pricing Date, an unaudited consolidated balance sheet of the Seller and the Seller Subsidiaries as of the end of that fiscal quarter and the related consolidated statements of income or operations, cash flows and stockholders' or other owners' equity for that fiscal quarter and for the period of the Seller's fiscal year ended with that quarter, in each case (i) setting forth in comparative form the figures for the corresponding portion of the Seller's previous fiscal year and (ii) prepared in accordance with GAAP applied on basis consistent (A) throughout the periods indicated (excepting footnotes) and (B) with the basis on which the Initial Financial Statements including the Current Balance Sheet were prepared;

      (b) if requested by Apple in connection with any amendment of the Registration Statement and promptly following any such request, such summary consolidated operating or other financial information of the Seller and the Seller Subsidiaries as of the end of either the first or second fiscal month in any of the Seller's fiscal quarters as Apple may request; and

      (c) to the extent not provided at the time of execution and delivery of this Agreement, on or prior to March 1, 1997 the information concerning the Owner and the Business contemplated by the Agreement to be set forth in the Disclosure Statement.

      Section 6.11 TERMINATION OR TRANSFER OF PLANS. If requested by Apple, the Seller will, or will cause the applicable Seller Subsidiary to, if permitted by all applicable Governmental Requirements to do so, terminate each Plan identified in Section 4.26(c) or (d) of the Disclosure Statement as a "Plan To Be Terminated" prior to the IPO Closing Date.

      Section 6.12 [INTENTIONALLY DELETED].

      Section 6.13 HSR ACT MATTERS. If Apple shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of the Acquisition or the consummation of the acquisitions contemplated by the Other Agreements, and advises the Seller in writing of that determination, the Seller promptly will compile and file under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 7.02(b).

                                  ARTICLE VII

            THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

      Section 7.02 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. (a) The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction of each of the following conditions on or before the date of the Closing:

                (i) NO LITIGATION. Except as set forth in Section 7.02 of the Disclosure Statement, no Litigation shall be pending on the date of the Closing to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from Apple in connection with, the consummation of the Acquisition or the IPO;

                (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals required to be obtained by any of the Seller and Apple in connection with the consummation of the Acquisition and the IPO shall have been obtained; and

               (iii)    THE REGISTRATION STATEMENT.  (A) The
                        Registration Statement, as amended to cover the offering, issuance and sale by Apple of such number of shares of Apple Common Stock at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to Apple from that sale (net of the Underwriter's discount or commissions) in at least the amount (the "Minimum Cash Amount") that is sufficient, when added to the funds, if any, available from other sources (if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act) (the "Other Financing Sources") to enable Apple to pay or otherwise deliver on the IPO Closing Date (1) the total cash portion of the Acquisition Consideration then to be delivered pursuant to Section 2.04, (2) the total cash portion of the consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the Acquisition or other acquisition transactions contemplated thereby and (3) the total amount of Indebtedness of the Founding Companies and Apple which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid on the IPO Closing Date with proceeds received by Apple from the IPO and the Other Financing Sources, shall have been declared effective under the Securities Act by the SEC; (B) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; and (C) the Underwriter shall have agreed in writing (the "Underwriting Agreement," which term includes the related pricing agreement, if any) to purchase from Apple on a firm commitment basis for resale to the public initially at the IPO Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of Apple Common Stock covered by the Registration Statement as, when multiplied by the price per share of Apple Common Stock to be paid by the Underwriter to Apple pursuant to the Underwriting Agreement, shall equal at least the Minimum Cash Amount.

      (b) The obligation of each party hereto with respect to the actions to be taken on the IPO Closing Date is subject to the satisfaction on that date of each of the following conditions:

                  (i) NO LITIGATION. Except as set forth in Section 7.02 of the Disclosure Statement, no Litigation shall be pending on the IPO Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from Apple in connection with, the consummation of the Acquisition or the IPO;

                  (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals required to be obtained by the Seller and Apple in connection with the consummation of the Acquisition and the IPO shall have been obtained;

                  (iii) RECEIPT OF CERTAIN CERTIFICATES. Each Owner or Seller,
                        as applicable, or his Representative shall receive the certificates that such party is entitled to receive on the IPO Closing Date; and

                  (iv) CLOSING OF THE IPO. Apple shall have issued and sold shares of Apple Common Stock to the Underwriter in accordance with the Underwriting Agreement for initial resale at the IPO Price and received payment therefor in an amount at least equal to the amount by which (A) the Minimum Cash Amount exceeds (B) the aggregate amount of funds actually received on the IPO Closing Date, if any, from any one or more of the Other Financing Sources.

      Section 7.03 CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE OWNERS. The obligations of the Seller and each Owner with respect to actions to be taken by them at or before the Closing and the actions to be taken on the IPO Closing Date are subject to the satisfaction, or the written waiver by the Seller on behalf of itself and each Owner pursuant to Section 11.05 on or before the date of the Closing of, in addition to the conditions specified in Section 7.02(a) or 7.02(b), as applicable, (i) all the conditions set forth in Section 7.01(b), if any, and (ii) all the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of Apple in Article V shall be true and correct as of the Closing as though made at that time;

      (b)      DELIVERY OF DOCUMENTS.  Apple shall have delivered to the Seller:

            (i) an Apple officer's certificate respecting the representations and warranties of Apple in Article V and compliance with the covenants of Apple in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

            (ii) opinions dated the IPO Closing Date and addressed to the Seller and the Owners from Counsel for Apple substantially in the forms thereof attached as exhibits to the Closing Memorandum;

            (iii) a certificate of the secretary or any assistant secretary of
                  Apple in the form thereof attached as an exhibit to the Closing Memorandum and respecting, and to which is attached,
                  (A) the Charter Documents of Apple (certified by the Secretary of State of the State of Delaware in the case of the certificates of incorporation included therein); (B)the resolutions of the board of directors of Apple respecting the Transaction Documents and the transactions contemplated thereby; (C) a certificate respecting the incumbency and true signatures of the Apple officers who execute the Transaction Documents on behalf of Apple; (D) a specimen certificate evidencing shares of Apple Common Stock; (E) the prospectus included in the Registration Statement when it became effective; and (F) a facsimile copy of the Underwriting Agreement as executed and delivered by Apple and the Underwriter;

            (iv) the Registration Rights Agreement duly executed and delivered by Apple; and

            (v) a certificate, dated as of a Current Date, duly issued by the Secretary of State of the State of Delaware, showing Apple to be in good standing and authorized to do business in that State.

      Section 7.04 CONDITIONS TO THE OBLIGATIONS OF APPLE . (a) The obligations of Apple with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing of, in addition to the conditions specified in Section 7.02 (a), (i) all the conditions set forth in Section 7.01(c), if any, and (ii) all the following conditions:

               (A) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Owners and the Seller in Articles III and IV shall be true and correct as of the Closing as though made at that time;

               (B) DELIVERY OF DOCUMENTS. The Owners and the Seller shall have delivered to Apple:

            (1) a Seller officer's certificate, signed by a Responsible Officer, respecting the representations and warranties of the Owners and the Seller in Articles III and IV and compliance with the covenants of the Owners and the Seller in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

            (2) opinions dated the IPO Closing Date and addressed to Apple and Counsel for Apple from Counsel for the Seller and the Owners, substantially in the form thereof attached as exhibits to the Closing Memorandum;

            (3) a certificate of the secretary or any assistant secretary of the Seller in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of the Seller; (b) the resolutions of the board of directors of the Seller respecting the Transaction Documents and the transactions contemplated thereby; and (c) a certificate respecting the incumbency and true signatures of the Responsible Officers who execute the Transaction Documents on behalf of the Seller;

            (4)   [Intentionally Left Blank]

            (5) from each Owner, an executed certificate to the effect that no withholding is required under Section 1445 of the Code, in the form of Exhibit 7.04(a)(ii)(B)(5), with the blanks appropriately filled;

            (6) for each of the Seller and the Seller Subsidiaries, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and, unless waived by Apple, in each other jurisdiction listed for it in Section 4.02 of the Disclosure Statement, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid; and

            (7) from the Seller, a bill of sale and deeds, assignments and any other necessary instruments, satisfactory in form and content and approved prior to the Closing by Apple, conveying, free and clear of any Liens, all the Acquired Assets to Apple.

               (C) DUE DILIGENCE. Apple's due diligence investigation of the Seller and any Owner shall have been completed to the satisfaction of Apple in its sole discretion.

      (b) The obligations of Apple with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of (i) all the conditions set forth in Section 7.01(d), if any, and (ii) the condition that all the representations and warranties of the Owners and the Seller in Articles III and IV shall be true and correct as of the IPO Closing Date as though made on that date.

                                 ARTICLE VIII

                   COVENANTS FOLLOWING THE IPO CLOSING DATE

      Section 8.02 DISCLOSURE. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, Seller or any Owner becomes aware of any fact or circumstance which would change (or, if after the IPO Closing Date, would have changed) a representation or warranty of the Seller or any Owner in this Agreement or would affect any document delivered pursuant hereto in any material respect, Seller or that Owner will promptly give notice of that fact or circumstance to Apple.

      Section 8.03 PREPARATION AND FILING OF TAX RETURNS. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required by law to file Returns shall bear all costs attributable to the preparation and filing of those Returns; provided that if Apple is required to file a Return covering a period described in Code Section 1362(e)(1)(A) (an S short year), such costs shall be reimbursed by the Owners.

      Section 8.04 DIRECTORS. Apple will use its best efforts to cause each of the persons, if any, who are named in the Final Prospectus as persons who will become members of the board of directors of Apple following the IPO Closing Date to be appointed to that board when that prospectus so provides.

      Section 8.05 [INTENTIONALLY DELETED].

      Section 8.06 ACCESS. The Seller and the Owners, if any, shall, at reasonable times during normal business hours and on reasonable notice, permit Apple and its authorized representatives reasonable access to, and make available for inspection, all of the assets and records of the Orthodontic Entity, and permit Apple and its authorized representatives to inspect and, at Apple's sole cost and expense, make copies of all documents, records (other than patient medical records) and information with respect to the affairs of the Orthodontic Entity as Apple and its representatives may request.

      Section 8.07 LICENSES AND PERMITS. The Seller and the Owners shall use their best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to provide the services of the Orthodontic Entity, the stockholders of the Orthodontic Entity and the Orthodontic Entity Professional Employees (as defined in the Service Agreement), the Orthodontic Entity Professional Employment Agreements (as defined in the Service Agreement), and to conduct the intended business of the Orthodontic Entity.

      Section 8.08 ORTHODONTIST EMPLOYMENT AGREEMENT. The Seller and the Owners shall use their best efforts to cause, at or immediately prior to Closing, each orthodontist (i) to terminate his or her employment agreement, if any, with the Seller by mutual consent without any liability therefor on the part of Seller and (ii) to enter into an Orthodontic Entity Professional Employment Agreement with the Orthodontic Entity.

                                  ARTICLE IX

                                INDEMNIFICATION

      Section 9.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing and the IPO Closing Date indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to
Section 6.08, provided that the representations and warranties set forth in Articles IV, V and VI and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on December 31, 1999, except as follows: (a) the representations and warranties of the Seller and any Owners which relate expressly or by necessary implication to Taxes, ERISA or other employment or labor matters or the Governmental Requirements referred to in clause (iii) of Section 9.03(a) will survive until ninety (90) days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling); and (b) the representations and warranties of the Seller and any Owners which relate expressly or by necessary implication to the environment or Environmental Laws will survive for a period of three years from the IPO Closing Date. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article IX on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 9.02, no claim presented in writing for indemnification pursuant to this Article IX on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

      Section 9.03 INDEMNIFICATION OF APPLE INDEMNIFIED PARTIES. (a) Subject to the applicable provisions of Sections 9.02 and 9.07, the Seller and the Owners covenant and agree that they, jointly and severally, will indemnify each Apple Indemnified Party against, and hold each Apple Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Owners or the Seller set forth herein (other than Article III) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in Article
III), (ii) any nonfulfillment of any covenant or agreement on the part of the Owners or the Seller under this Agreement, (iii) all Taxes of the Owner that arise or result from the consummation of the transactions contemplated by this Agreement or any agreement ancillary hereto (including, without limitation, sales, use and other transfer Taxes and income Taxes), (iv) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to the Seller and the Seller Subsidiaries, or any of them, which is (1) provided to Apple or its counsel by the Seller or the Owners and (2) contained in the Private Placement Memorandum, any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to the Seller and the Seller Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to Apple or its counsel by the Seller or the Owners (v) the litigation described in Section 4.12 of the Disclosure Statement, or (vi) any debts, liabilities or obligations of the Owner, direct or indirect, fixed, contingent or otherwise, that are not expressly assumed by Apple in this Agreement (each such Damage Claim described in Section 9.03(b) being an "Apple Indemnified Loss"); provided, however, that no Owner shall be obligated to indemnify any Apple Indemnified Party against any Apple Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Owner timely provided, in writing, corrected or the necessary additional information to Apple and its counsel for inclusion in the Final Prospectus.

      (b) Each Owner, severally and not jointly with any other Person, covenants and agrees that he will indemnify each Apple Indemnified Party against, and hold each Apple Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Owner solely as to that Owner set forth in Article III or in certificates delivered by that Owner and relating to those representations and warranties, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Owner under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on
(A) any untrue statement or alleged untrue statement of a material fact relating solely to that Owner which is (1) provided to Apple or its counsel by that Owner and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating solely to that Owner required to be stated therein or necessary to make the statements therein not misleading, and not provided to Apple or its counsel by that Owner; provided, however, that no Owner shall be obligated to indemnify any Apple Indemnified Party against any Apple Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Owner timely provided, in writing, corrected or the necessary additional information to Apple and its counsel for inclusion in the Final Prospectus.

      Section 9.04 INDEMNIFICATION OF SELLER INDEMNIFIED PARTIES. Apple covenants and agrees that it will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all Damage Claims (that arise from, are based on or relate or otherwise are attributable to (i) any breach by Apple of their representations and warranties set forth herein or in their certificates delivered to the Seller or the Owners in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of Apple under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Apple or any of the Other Founding Companies contained in the Private Placement Memorandum, any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to Apple or any of the Other Founding Companies, or any of them, required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (each such Damage Claim being a "Seller Indemnified Loss").

      Section 9.05 CONDITIONS OF INDEMNIFICATION. (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this Section 9.05.

      (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.02, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

      (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.05(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.05(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

      (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article IX, (B) elects not to defend the Indemnified Party pursuant to Section 9.05(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.05(c) or (ii) elects to defend the Indemnified Party pursuant to Section 9.05(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section
9.05 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.05(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

      (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

      (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
Section 9.05(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

      Section 9.06 REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

      Section 9.07 LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding the provisions of Section 9.03(a), neither the Seller nor any of the Owners shall be required to indemnify or hold harmless any of the Apple Indemnified Parties on account of any Apple Indemnified Loss under Section 9.03(a) unless the liability of the Seller and the Owners in respect of that Apple Indemnified Loss, when aggregated with the liability of the Seller and the Owners in respect of all Apple Indemnified Losses under Section 9.03(a), exceeds, and only to the extent the aggregate amount of all those Apple Indemnified Losses does exceed, the Threshold Amount.

In no event shall (i) the aggregate joint and several liability of the Seller and the Owners under this Agreement, including Section 9.03(a), exceed the Transaction Value or (ii) the aggregate liability of Seller and each Owner under this Agreement, including Sections 9.03(a) and 9.03(b), exceed that Owner's Pro Rata Share of the Transaction Value. For purposes of determining the amount of Apple Indemnified Losses, no effect will be given to any resulting Tax benefit to any Apple Indemnified Party.

      (b) Notwithstanding the provisions of Section 9.04, Apple shall not be required to indemnify or hold harmless any of the Seller Indemnified Parties on account of any Seller Indemnified Loss unless the liability of Apple in respect of that Seller Indemnified Loss, when aggregated with the liability of Apple in respect of all Seller Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Seller Indemnified Losses does exceed, the Threshold Amount. In no event shall Apple be liable under this Agreement, including Section 9.04, for any amount in excess of the Transaction Value. For purposes of determining the amount of Seller Indemnified Losses, no effect will be given to any resulting Tax benefit to any Seller Indemnified Party.

                                  ARTICLE XI

                              GENERAL PROVISIONS

      Section 11.15 TREATMENT OF CONFIDENTIAL INFORMATION. (a) Each of the Seller and the Owners, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Seller and the Seller Subsidiaries, the Other Founding Companies and their Subsidiaries and Apple and its Subsidiaries. Each of the Seller and the Owner, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of Apple will not disclose such Confidential Information to any Person except (a) Representatives of Apple, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.15; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of Seller or any Owner, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Seller and each Owner shall, if possible, give prior written notice thereof to Apple and provide Apple with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by Seller or any Owner of the provisions of this Section 11.15 with respect to any Confidential Information, Apple shall be entitled to an injunction restraining Seller or any such Owner from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting Apple from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.15(a), and because of the immediate and irreparable damage that would be caused to Apple for which it would have no other adequate remedy, each of the Seller and the Owners agrees that Apple may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

      (c) The obligations of Apple set forth in Section 6.02(d) are incorporated in this Section 11.01 by this reference.

      (d) The obligations of the parties under this Section 11.15 shall survive the termination of this Agreement.

      Section 11.16 BULK SALES. Without implication that such laws apply to the transaction contemplated hereby, the Owner and Apple shall not comply with the provisions of the Uniform Commercial Code and other applicable laws of any states relating to bulk sales or transfers.